Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
ENPRO INDUSTRIES, INC.
(as amended, October ~~30~~ 26, ~~2019~~ 2022)

(Incorporated under the laws of North Carolina, January 11, 2002, and herein referred to as the “Corporation”)

ARTICLE I

SHAREHOLDERS

Section 1.01         Annual Meetings.  The Corporation shall hold an annual meeting of the shareholders for the election of directors and the transaction of any business within the powers of the Corporation on such date during the month of April in each year as shall be determined by the Board of Directors or at such time during the year as the Board of Directors may prescribe.  Subject to Section 1.12 of these Bylaws, any business of the Corporation may be transacted at such annual meeting.  Failure to hold an annual meeting at the designated time shall not, however, invalidate the corporate existence or affect otherwise valid corporate acts.

Section 1.02         Special Meetings.  The power to call a special meeting of the shareholders of the Corporation shall be governed by Article 10 of the Corporation’s Articles of Incorporation, as such provision may be amended from time to time.

Section 1.03         Place of Meetings.  All meetings of shareholders shall be held at such place as may be determined by the Board of Directors and designated in the Notice of Meeting. The Board of Directors, in its sole discretion, may determine that a meeting of shareholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized under Section 55-7-09 the North Carolina Business Corporation Act or any successor provision.

Section 1.04         Notice of Meetings.  Not less than ten (10) days nor more than sixty (60) days before the date of every shareholders’ meeting, the Secretary of the Corporation shall give to each shareholder entitled to vote at such meeting and each other shareholder entitled to notice of the meeting, written or printed notice stating the date, time and place, if any, of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business.  If the Board of Directors has authorized participation at the meeting by means of remote communication under Section 55-7-09 of the North Carolina Business Corporation Act or any successor provision thereof, the notice shall also describe the means of remote communication to be used.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his or her post office address as it appears on the records of the Corporation, with postage thereon prepaid.  Once notice of a meeting has been given in accordance with this Section 1.04, further notification is not required under the circumstances contemplated by Section 55‑7‑05(f) of the North Carolina Business Corporation Act or any successor provision if the Corporation complies with the requirements specified therein.  Any meeting of shareholders, annual or special, may adjourn from time to time without further notice to a date not more than 120 days after the original record date ~~at the same or some other place~~ if the new date, time, place, if any, or means of remote communication, if applicable, are announced at the meeting.

Section 1.05         Waiver of Notice.  Any shareholder may waive notice of any meeting before or after the meeting.  The waiver must be in writing, signed by the shareholder and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.  A shareholder’s attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his or her proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his or her proxy objects to considering the matter before it is voted upon.

Section 1.06         Presiding Officer and Secretary at Meetings.  At each meeting of shareholders the Chairman of the Board, or in his or her absence the President, or in their absence, the person designated in writing by the Chairman of the Board, or if no person is so designated, then a person designated by the Board of Directors, shall preside as chairman of the meeting; if no person is so designated, then the meeting shall choose a chairman by a majority of all votes cast at a meeting at which a quorum is present.  ~~The~~ As the presiding officer, the chairman of the meeting shall have the right and authority to determine and maintain the rules, regulations and procedures for the proper conduct of the meeting, including but not limited to restricting entry to the meeting after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business not properly submitted, and limiting time allowed for discussion of the business of the meeting.  The Secretary of the Corporation, or in the absence of the Secretary of the Corporation, a person designated by the chairman of the meeting, shall act as secretary of the meeting.

Section 1.07         Quorum.  Shares entitled to vote as a separate voting group may take action on a matter at the meeting only if a quorum of those shares exists.  A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn; and, subject to the provisions of Section 1.04, at any subsequent session of a meeting that has been adjourned any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

Section 1.08        Proxies.  Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the shareholder or by his or her duly authorized attorney in fact.  In addition, to the extent permitted by North Carolina law and as authorized by a resolution duly adopted by the Board of Directors prior to the commencement of a meeting of shareholders, shares may be voted by one or more proxies authorized by an electronic appointment of proxy transmitted by electronic means.  An appointment of proxy is valid for eleven (11) months from the date of its execution, unless a different period is expressly provided in the appointment form, and is effective with respect to any particular matter only if it is received by the secretary of the meeting, or other officer or agent authorized to tabulate votes, prior to the closing of the polls with respect to such matter.

Section 1.09         Voting of Shares.  Subject to the provisions of the Articles of Incorporation, each outstanding share shall be entitled to one vote on each matter voted on at a meeting of shareholders.

Except in the election of directors as governed by the provisions of Section 2.03, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law or the Articles of Incorporation or these Bylaws.

Absent special circumstances, shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the Corporation to vote its own shares held by it in a fiduciary capacity.

Section 1.10       Shareholders’ List.  Before each meeting of shareholders, the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting.  The list shall be arranged by voting group (and within each voting group, by class or series of shares) and show the address of and number of shares held by each shareholder.  The list shall be kept on file at the principal office of the Corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder, his or her agent or attorney, upon written request at any time during regular business hours.  The list shall also be available at the meeting and shall be subject to inspection by any shareholder, his or her agent or attorney, at any time during the meeting or any adjournment thereof. If the meeting is held solely by means of remote communication, the list shall also be open to the examination of any shareholder during the entire time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting. If the Corporation determines that the list will be made available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation.

Section 1.11         Inspectors of Election.  In advance of any meeting of shareholders, the Board of Directors may appoint Inspectors of Election to act at such meeting or at any adjournment or adjournments thereof.  If such Inspectors are not so appointed or fail or refuse to act, the chairman of any such meeting may (and shall upon the request of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting) make such appointments.  No such Inspector need be a shareholder of the Corporation.

If there are three (3) or more Inspectors of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.  The Inspectors of Election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; shall receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents and consents, and determine the result; and do such acts as may be proper to conduct the election and the vote with fairness to all shareholders.  On request, the Inspectors shall make a report in writing of any challenge, question or matter determined by them, and shall make and execute a certificate of any fact found by them.

Section 1.12 ~~Director Nominations and Shareholders~~ Notice of Business to be Brought Before a Meeting.
~~(a) Advance Notice of Nominations of Directors.  Only persons who are nominated in accordance with the provisions set forth in these Bylaws shall be eligible to be elected as directors at an annual or special meeting of shareholders.  Nomination for election to the Board of Directors shall be made by the Board of Directors or a Nominating Committee appointed by the Board of Directors.~~

~~Nomination at an annual meeting for election of any person to the Board of Directors may also be made by a shareholder if written notice of the nomination of such person shall have been delivered to the Secretary of the Corporation at the principal office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by shareholder must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  Each such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination, the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated; (ii) (A) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or such beneficial owner and any other direct or indirect opportunity of such shareholder or such beneficial owner to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or such beneficial owner has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation directly or indirectly owned beneficially by such shareholder or such beneficial owner (for purposes of this Section 1.12 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in such a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder or such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or such beneficial owner’s immediate family sharing the same household (which information required by this clause (ii) shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (iii) a description of all arrangements or understandings between such shareholder, such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; (iv) all other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors; and (v) the written consent of each such nominee to serve as director of the Corporation if so elected.~~

~~In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder who is a shareholder of record at the time of giving of notice of the special meeting, who is entitled to vote at the special meeting and who complies with the notice procedures set forth in this paragraph may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder shall have delivered written notice of such nomination to the Secretary of the Corporation at the principal office of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors or the Nominating Committee of the Board of Directors to be elected at such meeting.  Each such notice shall set forth the information required to be included in shareholder notices as set forth in the immediately preceding paragraph.  In no event shall the public announcement of an adjournment of a special meeting of shareholders commence a new time period for the giving of a shareholder's notice as described above.~~

~~The chairman of the meeting may refuse to acknowledge any nomination of any person not made in compliance with the foregoing procedures.~~

(a)          At an annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting of the shareholders of the Corporation, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the person acting as the presiding officer of the meeting pursuant to Section 1.06, or (iii) otherwise properly brought before the meeting by a shareholder present in person who (A) (1) was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 1.12 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 1.12 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders of the Corporation.  For purposes of this Section 1.12, “present in person” shall mean that the shareholder proposing that the business be brought before the annual meeting, or a qualified representative of such proposing shareholder, appear in person at such annual meeting if the annual meeting is held solely at a physical location or, in the event that the annual meeting permits shareholder attendance by means of remote communication, appear by such means of remote communication.  A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the annual meeting of shareholders and such person must provide such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, to the Secretary of the Corporation at or prior to such annual meeting.  Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 1.13 and Section 1.14 and this Section 1.12 shall not be applicable to such nominations except as expressly provided in Section 1.13 and Section 1.14.

(b) ~~Advance Notice of General Matters.  No business shall be transacted at an annual meeting of shareholders, except such business as shall be (i) specified in the notice of meeting given as provided in Section 1.04, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise brought before the meeting by a shareholder of record entitled to vote at the meeting, in compliance with the procedure set forth in this Section 1.12.~~  Without qualification, for business to be properly brought before an annual meeting of the shareholders of the Corporation by a shareholder ~~pursuant to clause (iii) above~~, the shareholder must ~~have given timely notice~~ (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.12.  To be timely, a shareholder’s notice must be delivered to, or mailed ~~to~~ and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the ~~first~~ one-year anniversary of the preceding year’s annual meeting of shareholders; provided, however, that ~~in the event that~~ if the date of the annual meeting is ~~advanced by~~ more than 30 days before or ~~delayed by~~ more than 60 days ~~from~~ after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth (10th) day following the day on which public ~~announcement~~ disclosure of the date of such annual meeting is first made (such notice within such time periods, “Timely Notice”).  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.  ~~Notice of actions to be brought before the annual meeting pursuant to clause (iii) above shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for bringing such business before the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of each shareholder proposing such business and the beneficial owner, if any, on whose behalf such business is being proposed, (iii) (A) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and a representation that the shareholder intends to appear in person or by proxy at the meeting to make the proposal specified in the notice, (B) any Derivative Instrument directly or indirectly owned beneficially by such shareholder or such beneficial owner and any other direct or indirect opportunity of such shareholder or such beneficial owner to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or such beneficial owner has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation directly or indirectly owned beneficially by such shareholder or such beneficial owner, (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in such a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder or such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or such beneficial owner’s immediate family sharing the same household (which information required by this clause (iii) shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iv) any material interest of such shareholder or such beneficial owner in such business other than the interest of such shareholder or beneficial owner as an owner of stock of the Corporation.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the provisions set forth in this Section 1.12.  If the chairman of the annual meeting determines that any business was not properly brought before the meeting in accordance with provisions prescribed by these Bylaws, he or she shall so declare to the meeting, and to the extent permitted by law, any such business not properly brought before the meeting shall not be transacted.~~

(c)          To be in proper form for purposes of this Section 1.12, a shareholder’s notice to the Secretary of the Corporation shall set forth:

(i)          As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Shareholder Information”);

(ii)          As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation, any affiliate of the Corporation, or any of their respective officers or directors, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation, or any of their respective officers or directors on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) a representation that such Proposing Person intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from shareholders in support of such proposal and (G) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii)          As to each item of business that the Proposing Person proposes to bring before such annual meeting, (A) a brief description of the business desired to be brought before such annual meeting, the reasons for conducting such business at such annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(~~c) General.~~  For purposes of this Section 1.12, ~~“public announcement”~~ the term “Proposing Person” shall mean ~~disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of~~ (i) the shareholder providing the notice of business proposed to be brought before an annual meeting of shareholders of the Corporation, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before such annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) with such shareholder in such solicitation.

(d)          A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting of shareholders of the Corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.12 shall be true and correct as of the record date for shareholders entitled to vote at such annual meeting and as of the date that is ten (10) business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for shareholders entitled to vote at such annual meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for such annual meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which such annual meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).  For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the shareholders.

(e)          Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting of the shareholders of the Corporation that is not properly brought before such annual meeting in accordance with this Section 1.12.  The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before such annual meeting in accordance with this Section 1.12, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before such annual meeting shall not be transacted.

~~Notwithstanding the foregoing provisions of this Section 1.12, a shareholder shall also~~  (f)          This Section 1.12 is expressly intended to apply to any business proposed to be brought before an annual meeting of the shareholders of the Corporation other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement.  In addition to the requirements of this Section 1.12 with respect to any business proposed to be brought before an annual meeting of shareholders of the Corporation, each Proposing Person shall comply with all applicable requirements of ~~state law and of~~ the Exchange Act ~~and the rules and regulations thereunder~~ with respect to ~~the matters set forth in this Section 1.12~~ any such business.  Nothing in this Section 1.12 shall be deemed to affect ~~any~~ the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g)          For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 1.13          Notice of Nominations for Election to the Board of Directors.

(a)          Nominations of any person for election to the Board of Directors at an annual meeting or special meeting of the shareholders of the Corporation (but, with respect to a special meeting, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws, or (ii) by a shareholder present in person (A) who was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 1.13 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 1.13 and Section 1.14 as to such notice and nomination.  For purposes of this Section 1.13, “present in person” shall mean that the shareholder proposing to nominate one or more candidates for election to the Board of Directors at the meeting, or a qualified representative of such shareholder, appear in person at such meeting if such meeting is held solely at a physical location or, in the event that such meeting permits shareholder attendance by means of remote communication, appear by such means of remote communication.  A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must provide such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, to the Secretary of the Corporation at or prior to the meeting of shareholders. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting of the shareholders of the Corporation.

(b)          (i)          Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting of the shareholders of the Corporation, the shareholder must (1) provide Timely Notice (as defined in Section 1.12) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to such shareholder and its candidate(s) for nomination as required to be set forth by this Section 1.13 and Section 1.14 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.13 and Section 1.14.

(ii)          Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting of the shareholders of the Corporation, then for a shareholder to make any nomination of a person or persons for election to the Board of Directors at such special meeting, the shareholder must (i) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide the information with respect to such shareholder and its candidate(s) for nomination as required by this Section 1.13 and Section 1.14 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.13.  To be timely, a shareholder’s notice for nominations to be made at such special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 1.12) of the date of such special meeting was first made (solely for purposes of special meetings of shareholders of the Corporation, the term “Timely Notice” shall mean such notice within the time periods set forth in this sentence).

(iii)          In no event shall any adjournment or postponement of a meeting of the shareholders of the Corporation or the announcement thereof commence a new time period (or extend any time period) for the giving of the shareholder’s notice with respect to such meeting as described above.

(iv)          In no event may a Nominating Person (as defined below) provide Timely Notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting.  If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice, (ii) the date set forth in Section 1.13(b)(ii) or (iii) the tenth (10th) day following the date of public disclosure (as defined in Section 1.12) of such increase.

(c)          To be in proper form for purposes of this Section 1.13, a shareholder’s notice to the Secretary of the Corporation shall set forth:

(i)          As to each Nominating Person, the Shareholder Information (as defined in Section 1.12(c)(i), except that for purposes of this Section 1.13 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.12(c)(i));

(ii)          As to each Nominating Person, any Disclosable Interests (as defined in Section 1.12(c)(ii), except that for purposes of this Section 1.13 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.12(c)(ii));

(iii)          As to each Nominating Person, a reasonably detailed description of all agreements, arrangements and understandings (A) between or among any of the Nominating Persons and (B) between or among any Nominating Person and any other person or entity (including their names) in connection with the nomination of such candidate; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Nominating Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iv)          As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a shareholder’s notice pursuant to this Section 1.13 and Section 1.14 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Securities and Exchange Commission if such Nominating Person were the “registrant” for purposes of such Item 404 and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 1.14(a).

For purposes of this Section 1.13, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting of the shareholders of the Corporation, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.

(d)          A shareholder providing notice of any nomination proposed to be made at a meeting of the shareholders of the Corporation shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.13 shall be true and correct as of the record date for shareholders entitled to vote at such meeting and as of the date that is ten (10) business days prior to date of such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for shareholders entitled to vote at such meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for such meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to such meeting or any adjournment or postponement thereof).  For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(e)          In addition to the requirements of this Section 1.13 with respect to any nomination proposed to be made at a meeting of the shareholders of the Corporation, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.  Notwithstanding the foregoing provisions of this Section 1.13, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of the election of director nominees at such meeting other than the Board of Directors’ nominees unless such Nominating Person has complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies with respect to such meeting, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Nominating Person (1) provides notice pursuant to Rules 14a-19(a)(1) and (b) under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a‑19 under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s candidates.  Upon request by the Corporation, if any Nominating Person provides notice pursuant to Rules 14a-19(a)(1) and (b) under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting of the shareholders of the Corporation, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

Section 1.14          Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to Be Seated as Directors.

(a)          To be eligible to be a candidate for election as a director of the Corporation at an annual meeting or special meeting of the shareholders of the Corporation, a candidate must be nominated in the manner prescribed in Section 1.13 and the candidate for nomination, whether nominated by the Board of Directors or by a shareholder, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary of the Corporation at the principal executive offices of the Corporation, (i) a completed written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Corporation upon written request of a shareholder therefor) and (ii) a written representation and agreement (in a form provided by the Corporation upon written request of a shareholder therefor) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s duties as a director of the Corporation under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director of the Corporation that has not been disclosed therein, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), and (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting of the shareholders of the Corporation which such candidate would face re-election.

(b)          The Board of Directors may also require any proposed candidate for nomination as a director of the Corporation to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of shareholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines.

(c)          A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 1.14, if necessary, so that the information provided or required to be provided pursuant to this Section 1.14 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public disclosure) not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).  For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the shareholders.

(d)          No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 1.13 and this Section 1.14, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 1.13 and this Section 1.14, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots case for the nominee in question) shall be void and of no force or effect.

Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 1.13 and this Section 1.14.

Section 1.15          White Proxy Card. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white.  A white colored proxy card shall be reserved for the exclusive use by the Board of Directors.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01         Powers.  The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.  The Board of Directors may exercise all the powers of the Corporation, except such as are by statute or the Articles of Incorporation or the Bylaws conferred upon or reserved to the shareholders.

Section 2.02         Number of Directors.  The number of directors of the Corporation shall be determined in accordance with Article 5(a) of the Corporation’s Articles of Incorporation, as such provision may be amended from time to time.  No person shall be eligible to be elected as a director if he or she is less than 18 years of age.

Section 2.03          Election of Directors.  The election of directors of the Corporation shall be governed by Article 5(b) of the Corporation’s Articles of Incorporation, as such provision may be amended from time to time.

Section 2.04        Chairman of the Board.  The Board of Directors shall designate from its membership a Chairman of the Board, who shall have such powers and perform such duties as may be prescribed by these Bylaws and assigned to him or her by the Board of Directors.

Section 2.05         Removal.  The removal of directors of the Corporation shall be governed by Article 5(d) of the Corporation’s Articles of Incorporation, as such provision may be amended from time to time.

Section 2.06         Vacancies.  Vacancies in the Board of Directors shall be filled in accordance with Article 5(c) of the Corporation’s Articles of Incorporation, as such provision may be amended from time to time.

Section 2.07         Regular Meetings.  Regular meetings of the Board of Directors shall be held at such time and place within or without the State of North Carolina as may be designated by the Board of Directors.

Section 2.08        Special Meetings.  Special meetings of the Board of Directors may be called at any time, at any place, and for any purpose by the Chairman of the Board, the President, the Chairman of the Executive Committee, or upon the request of a majority of the Board of any officer of the Corporation.

Section 2.09         Notice of Meetings.  Regular meetings of the Board of Directors may be held without notice.  Notice of the place, day, and hour of every special meeting of the Board of Directors shall be given to each director twenty-four (24) hours (or more) before the meeting, by telephoning the notice to such director, or by delivering the notice to him or her personally, or by sending the notice to him or her by telegraph, or by facsimile, or by leaving notice at his or her residence or usual place of business, or, in the alternative, by mailing such notice three (3) days (or more) before the meeting, postage prepaid, and addressed to him or her at his or her last known post office address, according to the records of the Corporation.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, properly addressed with postage thereon prepaid.  If notice be given by telegram or by facsimile, such notice shall be deemed to be given when the telegram is delivered to the telegraph company or when the facsimile is transmitted.  If the notice be given by telephone or by personal delivery, such notice shall be deemed to be given at the time of the communication or delivery.  Unless required by law, by these Bylaws or by resolution of the Board of Directors, no notice of any meeting of the Board of Directors, need state the business to be transacted thereat.  Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no further notice need be given of any such adjourned meeting.

Section 2.10         Waiver of Notice.  Any director may waive notice of any meeting before or after the meeting.  The waiver must be in writing, signed by the director entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.  A director’s attendance at or participation in a meeting waives any required notice of such meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 2.11        Telephone Meeting.  Members of the Board, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.  Participation in this manner shall constitute presence in person at the meeting.

Section 2.12         Action Without Meeting.  Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board.  The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records.  A director’s consent to action without meeting or revocation thereof may be in electronic form and delivered by electronic means.

Section 2.13        Presiding Officer and Secretary at Meetings.  Each meeting of the Board of Directors shall be presided over by the Chairman of the Board of Directors or in his or her absence, by the President or if neither is present by such member of the Board of Directors as shall be chosen by the meeting.  The Secretary of the Corporation, or in his or her absence, an Assistant Secretary of the Corporation, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

Section 2.14        Quorum and Voting.  At all meetings of the Board of Directors, one third (1/3) of the Board of Directors, but in no case less than two (2) directors, shall constitute a quorum for the transaction of business.  Except in cases in which it is by statute, by the Articles of Incorporation, or by the Bylaws otherwise provided, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to pass any measure.  In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall be present.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally notified.

Section 2.15         Presumption of Assent.  A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or to transacting business at the meeting, or (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he or she files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the Corporation immediately after the adjournment of the meeting.  Such right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 2.16         Compensation.  The Board of Directors may provide by resolution for the compensation of directors for their services as such and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.

ARTICLE III

COMMITTEES

Section 3.01         Committees of the Board.  The Board of Directors may by resolution create an Executive Committee, an Audit and Risk Management Committee, a Compensation and Human Resources Committee, a Nominating and Corporate Governance Committee and such other committees of the Board and appoint members of the Board of Directors to serve on them.  The creation of a committee of the Board and appointment of members to it must be approved by a majority of the number of directors in office when the action is taken.  Each committee of the Board must have two or more members and, to the extent authorized by law and specified by the Board of Directors, shall have and may exercise all of the authority of the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation, except that a committee may not have such powers or perform such duties as may be (i) inconsistent with law, (ii) inconsistent with the Articles of Incorporation or Bylaws, or (iii) inconsistent with the resolution creating such committee and the authority delegated to it therein.  Each committee member serves at the pleasure of the Board of Directors.  The provisions in these Bylaws governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees of the Board established under this section.

Section 3.02        Meetings of Committees.  Each committee of the Board of Directors shall fix its own rules of procedure consistent with the provisions of the Board of Directors governing such committee, and shall meet as provided by such rules or by resolution of the Board of Directors, and it shall also meet at the call of its chairman or any two (2) members of such committee.  Unless otherwise provided by such rules or by such resolution, the provisions of the article of these Bylaws entitled “Board of Directors” relating to the place of holding and notice required of meetings of the Board of Directors shall govern committees of the Board of Directors.  A majority of each committee shall constitute a quorum thereof; provided, however, that in the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.  Except in cases in which it is otherwise provided by the rules of such committee or by resolution of the Board of Directors, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to pass any measure.

ARTICLE IV

OFFICERS

Section 4.01         Officers of the Corporation.  The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such elected Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as may from time to time be appointed by or under the authority of the Board of Directors.  Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

Section 4.02         Appointment and Term.  The officers of the Corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one or more officers or assistant officers.  Each officer shall hold office until his or her death, resignation, retirement, removal, disqualification or his or her successor shall have been appointed.

Section 4.03       President.  The President shall be the Chief Executive Officer of the Corporation and shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders.  Subject to the authority of the Board of Directors, he or she shall have general charge and supervision of the Business and affairs of the Corporation.  He or she may sign with the Secretary or an Assistant Secretary certificates of stock of the Corporation.  He or she shall have the authority to sign and execute in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments.  He or she shall have the authority to vote stock in other corporations, and he or she shall perform such other duties of management as may be prescribed by a resolution or resolutions or as otherwise may be assigned to him or her by the Board of Directors.  He or she shall have the authority to delegate such authorization and power as vested in him or her by these Bylaws to some other officer or employee or agent of the Corporation as he or she shall deem appropriate.

Section 4.04        Vice-Presidents.  In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice-Presidents (including any executive or senior vice presidents) in the order of their length of service, as such, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have the powers of and be subject to all the restrictions upon the President.  In the absence of the Chairman of the Board or the President, any Vice-President may sign, with the Secretary or an Assistant  Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be prescribed by the President or Board of Directors.

Section 4.05        Secretary.  The Secretary shall keep the minutes of the meetings of the shareholders and of the Board of Directors, in books provided for the purpose; shall see that all notices of such meetings are duly given in accordance with the provisions of the Bylaws of the Corporation, or as required by law; may sign certificates of shares of the Corporation with the Chairman of the Board; shall be custodian of the corporate seal; shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; and in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to the Secretary by the President or the Board of Directors.

Section 4.06        Treasurer.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies, or other depositories as shall, from time to time, be selected by the Board of Directors; and in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

Section 4.07         Officers Holding Two or More Offices.  Any two (2) or more of the above mentioned offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument be required by law, by the Articles of Incorporation or by these By-Laws, to be executed, acknowledged or verified by any two (2) or more officers.

Section 4.08         Compensation of Officers.  The compensation of all officers of the Corporation shall be fixed by or under the authority of the Board of Directors, and no officer shall serve the Corporation in any other capacity and receive compensation therefor unless such additional compensation shall be duly authorized.  The appointment of an officer does not itself create contract rights.

Section 4.09        Resignations.  An officer may resign at any time by communicating his or her resignation to the Corporation, orally or in writing.  A resignation is effective when communicated unless it specifies in writing a later effective date.  If a resignation is made effective at a later date that is accepted by the Corporation, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

Section 4.10        Removal.  Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, if such removal is determined in the judgment of the Board of Directors to be in the best interests of the Corporation, and any officer of the Corporation duly appointed by another officer may be removed, with or without cause, by such officer.

ARTICLE V

SHARES

Section 5.01         Certificates.  The Corporation’s stock may be certificated or uncertificated, as provided under North Carolina law, and shall be entered in the books of the Corporation and registered as they are issued. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind of shares owned by such shareholder in the Corporation. Any certificates issued to any shareholder of the Corporation shall be signed by the Chairman of the Board or the President, or in their absence, any Vice-President, and countersigned by the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation or a facsimile of such seal. Shares certificates shall be in such form, not inconsistent with law or with the charter, as shall be approved by the Board of Directors. When certificates for stock of any class are countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature on such certificates may be a facsimile. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued and delivered by the Corporation as if the officer had not ceased to be such officer as of the date of its issue.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of North Carolina, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, a statement that the Corporation will furnish to the shareholder, upon request and without charge, the designations, relative rights, preferences and limitations applicable to each authorized class and series of stock, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s articles of incorporation or bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation.

Section 5.02         Transfer of Shares.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. The Board of Directors shall have power and authority to make such other rules and regulations concerning the issue, transfer and resignation of certificates of stock and uncertificated shares as it may deem expedient.

Section 5.03         Transfer Agents and Registrars.  The Corporation may have one (1) or more transfer agents and one (1) or more registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar, if the Corporation has a registrar. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile. The duties of transfer agent and registrar may be combined.

Section 5.04        Record Dates.  The Board of Directors is hereby empowered to fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date in any case shall be not more than seventy (70) days, and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If a record date is not set and the transfer books are not closed, the record date for the purpose of making any proper determination with respect to shareholders shall be fixed in accordance with applicable law.

Section 5.05        New Certificates.  In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place thereof upon such terms and conditions as it may deem advisable; or the Board of Directors may delegate such power to any officer or officers or agents of the Corporation; but the Board of Directors or such officer or officers, in their discretion, may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

ARTICLE VI

INDEMNIFICATION

Any person (1) who at any time serves or has served as an officer, employee or a director of the Corporation, or (2) who, while serving as an officer, employee or a director of the Corporation, serves or has served at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee, other fiduciary or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law (provided that any employee of the Corporation shall have a right to be indemnified by the Corporation acting in his or her capacity as an employee of the Corporation only upon satisfaction of the standards of conduct for officers and directors set forth in the North Carolina Business Corporation Act) against (a) expenses, including attorneys’ fees, incurred by him or her in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding (and any appeal therein), whether or not brought by or on behalf of the Corporation, seeking to hold him or her liable by reason of the fact that such person is or was acting in such capacity, and (b) payments made by such person in satisfaction of any liability, judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he or she may have become liable in any such action, suit or proceeding.  To the fullest extent from time to time permitted by law, the Corporation agrees to pay the indemnitee’s expenses, including attorney’s fees and expenses incurred in defending any such action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding and without requiring a preliminary determination of the ultimate entitlement to indemnification; provided that, the indemnified party first provides the Corporation with (a) a written affirmation of the indemnified party’s good faith belief that such party meets the standard of conduct necessary for indemnification under the laws of the State of North Carolina and (b) a written undertaking by or on behalf of such indemnified party to repay the amount advanced if it shall ultimately be determined by a final judicial decision from which there is no further right to appeal that the applicable standard of conduct has not been met.  The foregoing rights of the indemnitee hereunder shall inure to the benefit of the indemnitee, whether or not he or she is an officer, director, employee, or agent at the time such liabilities are imposed or expenses are incurred.

The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw, including without limitation, making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount or indemnity due him.  The Board of Directors may appoint a committee or special counsel to make such determination and evaluation.  The Board may give notice to, and obtain approval by, the shareholders of the Corporation for any decision to indemnify; provided, that the indemnitee’s rights under this Article VI may not be conditioned upon any such notice or approval.

Any person who at any time after the adoption of this bylaw serves or has served in the aforesaid capacity for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon and as consideration for, the right of indemnification provided herein.  Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw, including a right of indemnification under any statute, agreement or insurance policy.

ARTICLE VII

SUNDRY PROVISIONS

Section 7.01         Seal.  The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed “CORPORATE SEAL” and below that “2002”; and such seal, as impressed or affixed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.

Section 7.02        Amendments.  Except as otherwise provided in the Articles of Incorporation or by law, these Bylaws, including any bylaws adopted by the shareholders, may be amended or repealed and new bylaws may be adopted by the Board of Directors.